Exhibit 99.1
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STILWELL
FINANCIAL INC.

                                                    920 Main Street, 21st Floor
                                               Kansas City, Missouri 64105-2008
                                                               NYSE Symbol:  SV

NEWS RELEASE

Media Contact:                           Investor Contacts:
   Peggy Landon (816-218-2455)            Landon H. Rowland (816-218-2416)
    Director of Investor and                Chairman, President and
         Public Relations                    Chief Executive Officer
                                          Daniel P. Connealy (816-218-2412)
                                            Vice President and Chief Financial
                                             Officer

               Stilwell Financial Reports Assets Under Management
                  ANNOUNCES FIRST QUARTER EARNINGS PRESENTATION

     KANSAS CITY, Mo. (April 1, 2002) - Stilwell Financial Inc. (NYSE: SV) closed the month of March with an estimated $189.6 billion in assets under management. Preliminary average assets under management for the month were $193.1 billion and the preliminary average for the three months ended March 31, 2002 were $188.9 billion.

     Stilwell will discuss its first quarter results via conference call on Thursday, April 25 at 2 p.m. CDT. The call will be broadcast on Stilwell's Web site at www.stilwellfinancial.com during the presentation and for one week following. The presentation slides will also be available on the site beginning April 25. Interested parties can listen by telephone by calling (888) 664-0344.

About Stilwell Financial Inc.
-----------------------------

     Stilwell Financial Inc. is a diversified, global financial services company with subsidiaries and affiliates operating in North America, Europe and Asia. Stilwell currently owns 98 percent of Janus Capital Corporation, approximately 87 percent of Berger Financial Group LLC, 81 percent of Nelson Money Managers Plc and 33 percent of DST Systems, Inc.

     This press release includes statements concerning potential future events involving Stilwell Financial Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Annual Report on Form 10-K for the year ended December 31, 2001 on file with the Securities and Exchange Commission (Commission file no. 001-15253). Stilwell will not update any forward-looking statements made in this press release to reflect future events or developments.

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